Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in this Registration Statement on Form S-2 of Eagle Bancorp, Inc. of our report, dated February 2, 2002, relating to the consolidated balance sheets of Eagle Bancorp, Inc. as of December 31, 2001 and 2000, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the three years in the period ended December 31, 2001. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus.


/s/ Stegman & Company
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Baltimore, Maryland
January 22, 2003